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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            STREAMSCAPE MINERALS INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

   NEVADA                 1000                   applied for
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number) Identification No.) incorporation or organization)

                            Streamscape Minerals Inc.
                           Ezio Montagliani, President
                         455 Granville Street, Suite 500
                           Vancouver, British Columbia
                                 Canada V6C 1T1
                            Telephone: (604) 771-3234
                            Facsimile: (604) 683-3931
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                         7251 Lake Mead Blvd, Suite 300
                            Las Vegas, Nevada, 89128
                            Telephone: (702) 562-4091
                            Facsimile: (702)562-4081
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.         | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $802,400         $0.20          $802,400      $94.44
-----------------------------------------------------------------------

(1) Based on the last sales price on February 8, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


               SUBJECT TO COMPLETION, Dated December 16, 2005

                                   PROSPECTUS
                            STREAMSCAPE MINERALS INC.
                        4,012,000 SHARES OF COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this   prospectus involves a high
degree of risk.  SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The OTC Bulletin Board is a quotation service rather than a stock exchange and as such, a market maker will have to submit an application on our behalf in order for our securities to be quoted. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price based upon the price of the last sale of our common stock to investors.

Our independent accountant has issued an opinion stating that there is substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: December 16, 2005

                                Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
      If we do not obtain additional financing, our business
     will fail ................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  7
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  7
   -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  8
- Because management has no technical experience in mineral exploration, our business has a higher risk of failure ... 8
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  8
  -  Even if we discover commercial reserves of precious metals on the HR claims, we may not be able to successfully
     obtain commercial production .............................  8
  -  Because our officers have other business interests,
     they may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  9
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock ....................................  9
Use of Proceeds ...............................................  9
Determination of Offering Price ...............................  9
Dilution ...................................................... 10
Selling Securityholders ....................................... 10
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 14
Directors, Executive Officers, Promoters and Control Persons.. 14 Security Ownership of Certain Beneficial Owners and Management 15
Description of Securities ..................................... 16
Interest of Named Experts and Counsel ......................... 17
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 17
Organization Within Last Five Years ........................... 17
Description of Business ....................................... 18
Plan of Operations ............................................ 22
Description of Property ....................................... 24
Certain Relationships and Related Transactions ................ 24
Market for Common Equity and Related Stockholder Matters ...... 24
Executive Compensation ........................................ 25
Financial Statements .......................................... 26
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................... 27

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on the eight mining claims known as the HR claims, which are located approximately 35 kilometers northeast of the city of Atlin in northwestern British Columbia, Canada. Pursuant to an agreement with Decoors Mining Corporation dated May 15, 2004, we acquired a 100% right, title and interest in and to the claims for $3,500.

Our objective is to conduct mineral exploration on the HR claims to assess whether they possess economic reserves of gold, tungsten, tine and molybdenum. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit. Because we have not received any revenue from operations, our auditor has indicated that there is substantial doubt about our ability to continue as a going concern.

We were incorporated on February 3, 2004 under the laws of the state of Nevada. Our principal offices are located at 455 Granville Street, Suite 500, Vancouver, British Columbia, Canada V6C 1T1. Our telephone number is (604) 771-3234.

The Offering:

Securities Being Offered Up to 4,012,000 shares of common stock.

Offering Price               The selling shareholders will  sell our  shares  at
                             $0.20 per share until our shares  are quoted on the
                             OTC  Bulletin  Board, and  thereafter at prevailing
                             market prices or privately negotiated prices.   The
                             OTC Bulletin Board is a quotation service rather than a stock exchange and as such, a market maker will have to submit an application on our behalf in order for our securities to be quoted. There is no assurance that our stock will be quoted on the OTC
                             Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price based upon the price of the last sale of our common stock to investors. The choice of this price was arbitrary and has no relationship to the value of our shares.


Terms of  the  Offering      The  selling shareholders  will determine  when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will   conclude  when   all  of  the
                             4,012,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             9,012,000 shares of our common stock are issued and
                             outstanding  as of the date of this prospectus. All
                             of  the  common  stock  to  be   sold   under  this
                             prospectus  will be  sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the  sale  of
                             the common stock by the selling shareholders.


Summary Financial Information

                               August 31, 2005             May 31, 2005
                                 (audited)                   (audited)

Cash                             $20,094                     $20,122
Total Assets                     $20,094                     $20,122
Liabilities                      $ 9,015                     $ 5,715
Total Stockholders' Equity       $11,079                     $14,407

Statement of Operations

                       From Our Inception on   For the three    For the three
                         February 3, 2004      months ended     months ended
                        to August 31, 2005    August 31, 2005   August 31, 2004
                               (audited)        (audited)        (unaudited)

Revenue                        $     0             $    0           $   0
Net Loss and Deficit          ($23,721)           ($4,828)         ($1,602)


                           For the Year              For the Period from
                        Ended May 31, 2005            February 3, 2004
                            (audited)                (Date of Inception)
                                                       to May 31, 2004
                                                          (audited)

Revenue                      $     0                         $    0
Net Loss and Deficit        ($13,667)                       ($5,226)

Our fiscal year end is May 31.

                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the HR claims, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the HR claims. While we have sufficient funds to conduct the phase one exploration program on the property with an estimated budget of $10,000, we will require additional financing in order to complete the recommended $35,000 phase two, as well as any additional future exploration.

We will require additional financing to cover this anticipated exploration and development and to sustain our business operations. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital and director loans. We do not have any arrangements in this regard. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the HR claims to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the HR claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 3, 2004 and to date have been involved primarily in organizational activities and the acquisition and purchase of a mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems and costs include, but are not limited to, weather conditions, availability of labor and consultants, unforeseen equipment costs (such as drill bits breaking) and equipment transportation delays, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the HR claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the HR claims does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent accountant's report to our audited financial statements for the period ended August 31, 2005 indicates that since we have incurred losses since our inception and we are dependant upon adequate financing to fulfill our exploration activities, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our directors, Ezio Montagliani and Peter Keller, do not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins, environmental liability, which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT ENVIRONMENTAL REGULATION, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

To engage in advanced exploration phases in the Northwestern, British Columbia, such as drilling, we will require work permits, the posting of bonds, and the performance of remediation work for any significant physical disturbance to the land. Also, to operate a working mine in the jurisdiction, the Environmental Assessment Act may require an environmental review process. The cost of complying with these regulations may cost as much as $100,000 during the course of exploration that will be necessary to determine whether the HR 1 - HR 8 claims contain economic mineralization.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for minerals.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE HR CLAIMS, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The HR claims do not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold, tungsten, tin and molybdenum of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR  OFFICERS  HAVE OTHER  BUSINESS  INTERESTS,  THEY MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Ezio Montagliani, and our secretary and treasurer, Peter Keller, intend to devote approximately 25% of their business time, or approximately ten hours per week, providing their services to us. While they presently possess adequate time to attend to our interests, it is possible that the demands on them from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission and to provide other quotation information about the company to the investor.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                          Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The OTC Bulletin Board is a quotation service rather than a stock exchange and as such, a market maker will have to submit an application on our behalf in order for our securities to be quoted. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

                         Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 4,012,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 2,400,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 19, 2004;

2. 1,600,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 20, 2004; and

3. 12,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on February 8, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.


                                        Total Number
                                        Of Shares To    Total Shares  Percent
                                        Be Offered For  Owned Upon    Owned Upon
Name Of                Shares Owned     Selling         Completion    Completion
Selling                Prior To This    Shareholders    Of This       Of This
Stockholder            Offering         Account         Offering      Offering
-------------------------------------------------------------------------------
Stewart Meeth           400,000          400,000          Nil           Nil
45207 Raven Place
Chilliwack, BC

                                        Total Number
                                        Of Shares To    Total Shares  Percent
                                        Be Offered For  Owned Upon    Owned Upon
Name Of                Shares Owned     Selling         Completion    Completion
Selling                Prior To This    Shareholders    Of This       Of This
Stockholder            Offering         Account         Offering      Offering
-------------------------------------------------------------------------------

Gayle R. Smith          400,000          400,000          Nil           Nil
2234 W. 1st Ave,
Suite 304
Vancouver, BC

Doug Edwards            400,000          400,000          Nil           Nil
6070 McMurray,
Suite 2004
Burnaby, BC

Joe Desmoulin           400,000          400,000          Nil           Nil
830 7th Ave. E.,
Suite 104
Vancouver, BC

Danial O'Connor         400,000          400,000          Nil           Nil
3377 Dieppe Dr.
Vancouver, BC

Sandra MacPherson       400,000          400,000          Nil           Nil
1223 5th Ave.
New Westminster, BC

Brenda Camfferman       200,000          200,000          Nil           Nil
5189 Norfolk St.
Burnaby, BC

Dean Camfferman         200,000          200,000          Nil           Nil
5189 Norfolk St.
Burnaby, BC

Lance Lee               200,000          200,000          Nil           Nil
H-215 W. 2nd St.
North Vancouver, BC

Jeff Edwards            200,000          200,000          Nil           Nil
40 East Hastings
Suite 108
Vancouver, BC

Robert Ham              200,000          200,000          Nil           Nil
14036 104th Ave.
Surrey BC

Nancy Darby             200,000          200,000          Nil           Nil
8495 Jellicoe St.
Suite 402
Vancouver, BC

Russell Taylor          200,000          200,000          Nil           Nil
#75 1840 160 St.
Surrey, BC

                                        Total Number
                                        Of Shares To    Total Shares  Percent
                                        Be Offered For  Owned Upon    Owned Upon
Name Of                Shares Owned     Selling         Completion    Completion
Selling                Prior To This    Shareholders    Of This       Of This
Stockholder            Offering         Account         Offering      Offering
-------------------------------------------------------------------------------

William C. Kass         200,000          200,000          Nil           Nil
415 Pender St.
Vancouver, BC

Gordon Toy              1,000            1,000            Nil           Nil
135 Talisman Avenue
Vancouver, BC

Tony Lock               1,000            1,000            Nil           Nil
125 East 39th Avenue
Vancouver, BC

Dennis Toy              1,000            1,000            Nil           Nil
2950 E Pender Street
Vancouver, BC

Jack Marr               1,000            1,000            Nil           Nil
1043 Union Street
Vancouver, BC

Adam Katz               1,000            1,000            Nil           Nil
782 East 10th Avenue
Vancouver, BC

Lisa Bain               1,000            1,000            Nil           Nil
2615 Prince Albert Street
Vancouver, BC

Ray Martin              1,000            1,000            Nil           Nil
555 West 28th Street,
Suite 310
North Vancouver, BC

C. Hugh Maddin          1,000            1,000            Nil           Nil
649 Andover Place
West Vancouver, BC

Cambrian Capital Corp.  1,000            1,000            Nil           Nil
1275 West 75th Avenue
Vancouver, BC

David Parfitt           1,000            1,000            Nil           Nil
1970 Haro Street,
Suite 402
Vancouver, BC

Nickolas Mah            1,000            1,000            Nil           Nil
6905 Fleming Street
Vancouver, BC

Cyrus Yan               1,000            1,000            Nil           Nil
2712 Eton Street
Vancouver, BC

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,012,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been our officer or director.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                              Plan Of Distribution

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $15,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains  a  toll-free  telephone  number  for  inquiries  on  disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 Lake Mead Blvd, Suite 300, Las Vegas, Nevada, 89128


         Director, Executive Officer, Promoters And Control Persons

Our executive officer and director and his respective age as of the date of this prospectus is as follows:

Director:

Name of Director                 Age

Ezio Montagliani                 47
Peter Keller                     42

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Ezio Montagliani                 47             President, CEO
                                                and Director

Peter Keller                     42             Secretary and Treasurer
                                                and Director

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Ezio Montagliani has acted as our president, chief executive officer, and a director since our incorporation on February 3, 2004. Since June 1995, he has been self-employed as the principal of Spark Holdings Inc., a private company involved in project development. The company's current projects involve the development of a mobile home park in West Edmonton, Alberta, a security software company in Vancouver, British Columbia and a video compression technology company in Los Angeles.

Mr. Montagliani does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Montagliani intends to devote approximately 25% of his business time, or approximately ten hours per week, to our affairs.

Mr. Peter Keller has acted as our secretary, treasurer and a director since our incorporation on February 3, 2004. Since April 1992, Mr. Keller has acted as the principal of The Candle Man, a proprietorship involved in the manufacture and distribution of candles.

Mr. Keller does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Montagliani intends to devote approximately 25% of his business time, or approximately ten hours per week, to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by the board of directors and will hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

     Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Ezio Montagliani                 2,500,000      27.7%
Stock          President, Chief
               Executive Officer
               and Director
               550 Beatty St., Suite 412
               Vancouver, BC

Common         Peter Keller                     2,500,000      27.7%
Stock          Secretary and Treasurer
               and Director
               455 Granville St., Suite 500
               Vancouver, BC V3W 1C4

Common         All officers and directors       5,000,000      55.4%
Stock          as a group that consists of
               one person

The percent of class is based on 9,012,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of December 16, 2005, there were 9,012,000 shares of our common stock issued and outstanding held by 28 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Manning Elliott, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

       Disclosure Of Commission Position Of Indemnification For
                     Securities Act Liabilities

Our directors and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claims for indemnification against such liabilities is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on February 3, 2004 under the laws of the state of Nevada. On that date, Ezio Montagliani and Peter Keller were appointed as our directors. As well, Mr. Montagliani was appointed as our president and chief executive officer and Mr. Keller was appointed as our secretary and treasurer.

                         Description Of Business

In General

We intend to commence operations as an exploration stage company. An exploration stage company is involved in the search for mineral deposits. We own a 100% undivided right, title and interest in and to the mineral property known as the HR claims. Our interest in the property consists of the right to explore for and remove minerals from the property. There is no assurance that a commercially viable mineral deposit exists on the property.

Our plan of operation is to conduct exploration work on the HR claims in order to ascertain whether it possesses economic quantities of gold, tungsten, tin and molybdenum. There can be no assurance that economic mineral deposits or reserves exist on the HR claims until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the HR claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the HR claims. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Location Access and Climate

The HR claims are located at Horse Creek, east of Surprise Lake, approximately 35 kilometers northeast of Atlin District, British Columbia. The claims can be accessed by small planes, local roads and water access to the Horse Creek area. Summer months provide water access and snowmobiles provide access in winter.

The Atlin district enjoys warm summers, cold winters and only slight precipitation of rain and snow in equal amounts. Permafrost is present in sheltered areas and may become a slight impediment to mineral property investigators.

Physiography

The HR claims are located in the valley of Horse Creek. Elevations vary from Surprise Lake at 942 meter elevations upwards to the treeline at 1,250 meters. The terrain features gentle slopes with thick growths of willow brush and berry bushes, sparse evergreen and a dense growth of shrubs and underbrush. Surprise Lake is at an elevation of 942 meters and nearby mountains rise to 2,000 meters.

Property Agreement

On May 15, 2004, we entered into an agreement with Decoors Mining Corporation whereby they sold a 100% undivided right, title and interest in and to the HR claims to us for $3,500. Decoors Mining Corporation is a private British Columbia company owned by Peter Burjoski.

Decoors Mining Corporation holds these mineral claims in trust for us. It is a common procedure to have such claims held in trust given the expense that we would incur in registering as a recorded claim holder and as an extra-provincial company in British Columbia. We can request that the claims be registered in our name at any time.

If the trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts.

The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the HR claims or to seize the claims after obtaining judgment.

Specifics of the eight mineral claims are as follows:

Claim Name         Claim Number     Date of Recording     Date of Expiry
----------         ------------     -----------------     ---------------

HR 1                HR1409400         April 14, 2004       April 14, 2006
HR 2                HR1409401         April 14, 2004       April 14, 2006
HR 3                HR1409402         April 14, 2004       April 14, 2006
HR 4                HR1409403         April 14, 2004       April 14, 2006
HR 5                HR1409404         April 14, 2004       April 14, 2006
HR 6                HR1409405         April 14, 2004       April 14, 2006
HR 7                HR1409406         April 14, 2004       April 14, 2006
HR 8                HR1409407         April 14, 2004       April 14, 2006

The total area of the claims is 200 hectares. The HR 1 - HR 8 claims expire on April 14, 2006. We must complete at least $100 in exploration work on each claim prior to the expiry date in order to extend the claim expiry date by one year. Title to the claims may be extended on this basis in perpetuity, unless the government changes the exploration work requirements, which is not anticipated. Otherwise, we will lose our ownership of the claims comprising the HR claims.

Infrastructure and Condition of the Property

The HR claims are free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the HR claims.

Mineralization and Geology

In this section, the following technical geological terms have the indicated meanings:

Bedrock: solid rock that underlies loose material, such as soil, sand, clay, or gravel

Outcrops: a portion of bedrock or other stratum protruding through the soil level

Plutonic: eruptive or igneous rock consolidated at depth

Igneous rock: formed as a result of the hardening of lava or magma (molten rock)

Batholith: a well shaped body of large dimensions of plutonic rocks, mainly of granitic kind

Sodic: relating to or containing sodium

Plagioclase: a common mineral in igneous rocks containing calcium, sodium, aluminium, silicon and oxygen.

Quartz: a white or clear rock composed of silica and oxygen that is often found in close proximity to gold

Potassium Feldspar: rock forming mineral containing potassium

Tungsten: a hard, brittle, corrosion-resistant, gray to white metallic element extracted from wolframite, scheelite, and other minerals, having the highest melting point and lowest vapour pressure of any metal.

Tin: a malleable, silvery metallic element obtained chiefly from cassiterite

Fluorite: a mineral that is often fluorescent in ultraviolet light and occurs in light green, blue, yellow, brown and colorless forms

Magnetite: the  mineral  form of black  iron  oxide,  that  often  occurs   with
magnesium, zinc, and manganese and is an important ore of iron

Uranium: a heavy silvery-white element, radioactive and toxic and easily oxidized

The HR claims occupy the valley of Horse Creek at the central east side of Surprise Lake. Bedrock outcrops are sparcly distributed but available geological information indicates that the area is underlain by plutonic rocks of the Surprise Lake batholith. This body of approximately 600 square kilometres comprises coarse to very coarse grained sodic plagioclase, quartz and potassium feldspar. The Surprise Lake batholith and its contact zones host several tungsten, tin, fluorite, magnetite and uranium occurrences.

Exploration History

British Columbia government data recorded that miners working with only rudimentary tools and with a minimum of amenities obtained approximately 11 ounces of placer gold from the HR claims. No other known exploration has been conducted on these claims.

There is no current exploration being conducted on the HR claims. We have no conducted any exploration on the claims to date, although we did spend $3,500 in order to acquire our interest on the claims.

Geological Report

The geology report on the property was prepared by E.A. Ostensoe.

Mr. Ostensoe is a professional geoscientist who graduated from the University of British Columbia with a bachelor of science degree in honors geology in 1960. He has practiced his profession as a geologist for over 40 years in primarily western and northern Canada, the western United States. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.

Mr. Ostensoe's report states that careful prospecting is warranted on the HR claims. The placer gold potential of the claims should be further explored using modern tools.

He recommends conventional prospecting of the HR claims by a two-person team. He estimates that wages, camp, transportation and analysis costs will be approximately $10,000 for this phase one exploration program. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization. We plan to conduct this phase one exploration program in April 2006. We estimate that the program, including interpretation of results, will take approximately one month to complete.

Mr. Ostensoe recommends a phase two program upon the completion of phase one that would consist of a preliminary evaluation of the placer mining opportunities for the property. Wages, mechanical equipment, camp and transportation are estimated to cost $30,000. Mr. Ostensoe has also incorporated a $5,000 contingency allowance due to the uncertainty of access routes, complications related to machinery and ground conditions along Horse Creek. We plan to conduct this phase two exploration program in the summer of 2006. We estimate that the program, including interpretation of results, will take approximately two months to complete.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the British Columbia specifically. We will not have to obtain any approvals or permits in order to complete the recommended phase one and two exploration programs on the HR claims. However, to engage in advanced exploration phases, we will require work permits, the posting of bonds, and the performance of remediation work for any significant physical disturbance to the land. Also, to operate a working mine in the jurisdiction, the Environmental Assessment Act may require an environmental review process. The cost of complying with these regulations may cost as much as $100,000 during the course of exploration that will be necessary to determine whether the HR claims contain economic mineralization.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. Reclamation and environmental mediation essentially means that we have to take steps to put the property surface back in the same state as we initially found it. These steps usually include earth movement to fill any holes we create during exploration and tree planting.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -        Water discharge will have to meet water standards;

         -        Dust  generation  will  have  to  be  minimal   or   otherwise
                  re-mediated;

         -        Dumping  of  material  on  the   surface   will   have  to  be
                  re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
         - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                           Plan Of Operations

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the HR claims. We anticipate that the cost of these programs will total approximately $45,000.

Our budgets for the phase one and two exploration programs are as follows:

Budget - Phase 1

Prospecting:  wages(2 people), camp, transportation and analyses

Total Phase I                                                        $10,000
                                                                     --------


Budget - Phase 2

Preliminary Evaluation:   wages  (3 people),  mechanical  equipment,   camp  and
transportaion

         Total                                                        $30,000

         Contingency                                                  $ 5,000
                                                                      -------

         Total Phase II                                               $35,000
                                                                    -----------

Grand Total - Phase I and II                                          $45,000



We have not retained a geologist to conduct any of the anticipated exploration work. Mr. Ostensoe, the author of the geological report on the HR claims, has indicated that he would be willing to conduct the proposed exploration programs on our behalf, subject to his availability. However, we do not have any agreement with him in this regard. His fees are included in the $45,000 exploration budget for the two phases.

In the next 12 months, we also anticipate spending an additional $20,000 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $65,000.

While we have sufficient funds on hand to cover the phase one exploration costs, we will require additional funding in order to complete the phase two exploration program and to cover all of our anticipated administrative expenses and to proceed with any subsequent exploration work on the HR claims.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock and from loans from our directors. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses. We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Period From Inception Through August 31, 2005

We have not earned any revenues from our incorporation on February 3, 2004 to August 31, 2005. We do not anticipate earning revenues unless we enter into commercial production on the HR claims, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $23,721 for the period from our inception on February 3, 2004 to August 31, 2005. These operating expenses were comprised of donated rent of $4,500, donated services of $4,500, general and administrative of $206, mineral property costs of $5,500, professional fees of $9,015.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own a 100% undivided right, title and interest to explore and extract minerals from the eight mineral claims comprising the HR claims. We do not own any real property interest in the HR claims or in any other property.

            Certain Relationships And Related Transactions

On May 21, 2004, we issued 2,500,000 shares of our common stock at $0.001 per share to each of our president, Ezio Montagliani, and our secretary and treasurer, Peter Keller.

From our inception on February 3, 2004 to August 31, 2005, we recognized a total of $4,500 in donated rent and $4,500 in donated services from our president, Ezio Montagliani.

Mr. Montagliani provides management services and office premises to us free of charge. The donated services are valued at $250 per month and the donated office premises are valued at $250 per month. During the period from our inception on February 3, 2004 to August 31, 2005, donated services of $4,500 and donated rent expense of $4,500 were charged to operations.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  * Any of our directors or officers;
  * Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  * Our  promoters,  Ezio  Montagliani  and  Peter  Keller
  * Any  member  of the immediate family of any of the foregoing persons.

       Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  28  registered
shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 90,120 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 3, 2004 to August 31, 2005 and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP   Other
                                        Stock    SARs  payouts   Comp
Name    Title Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------
Ezio       Pres.  2005   $0     0      0      0       0       0     0
Montag- CEO
liani   & Dir

Peter   Sec.   2005      $0     0      0      0       0       0     0
Keller  Tres.
        & Dir

Stock Option Grants

We have not granted any stock options to the executive officer since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Montagliani or Mr. Keller. We do not pay them any amount for acting as directors.

Financial Statements

Index to Financial Statements:

                                                                           Index



Report of Independent Registered Public Accounting Firm......................F-1

Balance Sheets...............................................................F-2

Statements of Operations.....................................................F-3

Statements of Cash Flows.....................................................F-4

Statement of Stockholders' Equity............................................F-5

Notes to the Financial Statements............................................F-6

MANNINNG  ELLIOTT                           11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com


             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Streamscape Minerals Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheets of Streamscape Minerals Inc. (An Exploration Stage Company) as of August 31, 2005 and May 31, 2005 and the related statements of operations, cash flows and stockholders' equity for the three months ended August 31, 2005 and the year ended May 31, 2005 and the period from February 3, 2004 (Date of Inception) to May 31, 2004 and accumulated for the period from February 3, 2004 (Date of Inception) to August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Streamscape Minerals Inc. (An Exploration Stage Company) as of August 31, 2005 and May 31, 2005, and the results of its operations, cash flows and stockholders' equity for the three months ended August 31, 2005 and the year ended May 31, 2005 and the period from February 3, 2004 (Date of Inception) to May 31, 2004 and accumulated for the period from February 3, 2004 (Date of Inception) to August 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue and has incurred losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ "Manning Elliott LLP"


CHARTERED ACCOUNTANTS

Vancouver, Canada

November 30, 2005

Streamscape Minerals Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in US Dollars)

                                                                                         August 31,       May 31,
                                                                                            2005           2005
                                                                                             $               $
Assets

Current Assets

  Cash                                                                                       20,094         20,122
----------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                         20,094         20,122
----------------------------------------------------------------------------------------------------------------------

Total Assets                                                                                 20,094         20,122
----------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current Liabilities

  Accounts Payable                                                                            1,715            215
  Accrued Liabilities                                                                         7,300          5,500
----------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                             9,015          5,715
----------------------------------------------------------------------------------------------------------------------

Stockholders' Equity

Common Stock:
75,000,000 shares authorized with a par value of $0.001;
9,012,000 shares issued and outstanding (May 31, 2005 - 9,012,000 shares)                     9,012          9,012

Additional Paid-in Capital                                                                   16,788         16,788

Donated Capital                                                                               9,000          7,500

Deficit Accumulated During the Exploration Stage                                            (23,721)       (18,893)
----------------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                                   11,079         14,407
----------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                                   20,094         20,122
----------------------------------------------------------------------------------------------------------------------



   (The Accompanying Notes are an Integral Part of these Financial Statements)

Streamscape Minerals Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in US Dollars)

                                         Accumulated from      For the         For the                   For the Period from
                                         February 3, 2004    Three Months   Three Months      For the      February 3, 2004
                                        (Date of Inception)     Ended           Ended       Year Ended   (Date of Inception)
                                           to August 31,      August 31,     August 31,       May 31,         to May 31,
                                               2005              2005           2004           2005              2004
                                                 $                $               $              $                $
                                                                             (unaudited)
Revenue                                               -                -               -              -              -
------------------------------------------------------------------------------------------------------------------------------

Expenses

  Donated rent                                    4,500              750             750          3,000             750
  Donated services                                4,500              750             750          3,000             750
  General and administrative                        206               28             102            167              11
  Mineral property costs                          5,500                -               -          2,000           3,500
  Professional fees                               9,015            3,300               -          5,500             215
------------------------------------------------------------------------------------------------------------------------------

Total Expenses                                   23,721            4,828           1,602         13,667           5,226
------------------------------------------------------------------------------------------------------------------------------

Net Loss                                        (23,721)          (4,828)         (1,602)       (13,667)         (5,226)
------------------------------------------------------------------------------------------------------------------------------


Net Loss Per Share - Basic and Diluted                                 -               -              -          (0.01)
------------------------------------------------------------------------------------------------------------------------------


Weighted Average Shares Outstanding                            9,012,000       5,320,000      7,664,000         470,000
------------------------------------------------------------------------------------------------------------------------------



  (The Accompanying Notes are an Integral Part of these Financial Statements)

Streamscape Minerals Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)

                                              Accumulated from       For the         For the                  For the Period from
                                              February 3, 2004     Three Months   Three Months     For the     February 3, 2004
                                             (Date of Inception)      Ended           Ended       Year Ended  (Date of Inception)
                                                to August 31,       August 31,     August 31,      May 31,        to May 31,
                                                    2005               2005           2004           2005            2004
                                                      $                 $               $             $                $
                                                                                   (unaudited)
Operating Activities

Net loss                                               (23,721)        (4,828)        (1,602)        (13,667)        (5,226)

Adjustments to reconcile net loss to cash

Donated rent                                             4,500             750            750          3,000             750
Donated services                                         4,500             750            750          3,000             750

Change in operating assets and liabilities

Increase in accounts payable and accrued
liabilities                                              9,015           3,300              -          5,500             215
---------------------------------------------------------------------------------------------------------------------------------

Net Cash Used in Operating Activities                   (5,706)           (28)          (102)         (2,167)        (3,511)
---------------------------------------------------------------------------------------------------------------------------------

Financing Activities

Issue of common stock for cash                          25,800               -          8,400         20,800           5,000
---------------------------------------------------------------------------------------------------------------------------------

Net Cash Provided by Financing Activities               25,800               -          8,400         20,800           5,000
---------------------------------------------------------------------------------------------------------------------------------

Increase (Decrease) in Cash                             20,094            (28)          8,298         18,633           1,489

Cash - Beginning of Period                                   -          20,122          1,489          1,489               -
---------------------------------------------------------------------------------------------------------------------------------

Cash - End of Period                                    20,094          20,094          9,787         20,122           1,489
---------------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures

  Interest paid                                              -               -              -             -                -
  Income taxes paid                                          -               -              -             -                -




   (The Accompanying Notes are an Integral Part of these Financial Statements)

Streamscape Minerals Inc.
(An Exploration Stage Company)
Statements of Stockholders' Equity
For the period from February 3, 2004 (Date of inception) to August 31, 2005 (Expressed in US dollars)

                                                                                                 Deficit
                                                                                               Accumulated
                                                                       Additional              During the
                                                  Common                Paid-in     Donated    Exploration
                                                   Stock     Amount     Capital     Capital       Stage         Total
                                                     #         $           $          $             $             $
Balance - February 3, 2004 (Date of inception)           -         -          -         -              -            -

May 21, 2004 - issued for cash at $0.001 per
share                                            5,000,000     5,000          -         -              -        5,000

Donated services and rent                                -         -          -     1,500              -        1,500

Net loss for the period                                  -         -          -         -         (5,226)      (5,226)
-----------------------------------------------------------------------------------------------------------------------

Balance - May 31, 2004                           5,000,000     5,000          -     1,500         (5,226)       1,274

August 19, 2004 - issued for cash at $0.001
per share                                        2,400,000     2,400          -         -              -        2,400

December 3, 2004 - issued for cash at $0.01
per share                                        1,600,000     1,600     14,400         -              -       16,000

February 8, 2005 - issued for cash at $0.20
per share                                           12,000        12      2,388         -              -        2,400

Donated services and rent                                -         -          -     6,000              -        6,000

Net loss for the year                                    -         -          -         -        (13,667)     (13,667)
-----------------------------------------------------------------------------------------------------------------------

Balance - May 31, 2005                           9,012,000     9,012     16,788     7,500        (18,893)      14,407

Donated services and rent                                -         -          -     1,500              -        1,500

Net loss for the period                                  -         -          -         -         (4,828)      (4,828)
-----------------------------------------------------------------------------------------------------------------------

Balance - August 31, 2005                        9,012,000     9,012     16,788     9,000        (23,721)      11,079
-----------------------------------------------------------------------------------------------------------------------

   (The Accompanying Notes are an Integral Part of these Financial Statements)

Streamscape Minerals, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)

1.       Exploration Stage Company

The Company was incorporated in the State of Nevada on February 3, 2004. The company has acquired a 100% interest in eight mineral claims located in the Atlin Mining Division, British Columbia, Canada.

The  Company  is an  Exploration  Stage  Company,  as defined  by  Statement  of
Financial Accounting Standard ("SFAS") No.7 "Accounting and Reporting by Development Stage Enterprises". The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at August 31, 2005, the Company has accumulated losses of $23,721 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 4,012,000 shares of common stock for resale by existing shareholders of the Company. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2.       Summary of Significant Accounting Policies

(a)      Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is May 31.

(b)      Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

(c)      Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(d)      Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.
(e)      Financial Instruments

Financial   instruments  which  include  cash,   accounts  payable  and  accrued
liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.
                                       F-6

Streamscape Minerals Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)

2.       Summary of Significant Accounting Policies (continued)

(f)      Foreign Currency Translations

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

(g)      Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2005 and May 31, 2005, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

(h)      Mineral Property Costs

The Company has been in the exploration stage since its formation on March 1, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

(i)      Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

(j)      Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

Streamscape Minerals Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)

2.       Summary of Significant Accounting Policies (continued)

(j)      Recent Accounting Pronouncements (continued)

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.


3.   Mineral Property

The Company entered into an Agreement dated May 15, 2004 to acquire a 100% interest in eight mineral claims located in the Atlin Mining Division, British Columbia, Canada, in consideration for $3,500 (paid). Title to the mineral claims remains in the name of the vendor, who holds the claims in trust for the Company.


4.   Related Party Transactions

(a) On May 21, 2004 the Company issued 5,000,000 shares at $0.001 per share to the President and Secretary of the Company for cash proceeds of $5,000.
(b) During the three month period ended August 31, 2005, the Company recognized a total of $750 (August 31, 2004 - $750) for donated services at $250 per month and $750 (August 31, 2004 - $750) for donated rent at $250 per month provided by the President of the Company.
(c) During the year ended May 31, 2005, the Company recognized a total of $3,000 (May 31, 2004 - $750) for donated services at $250 per month and $3,000 (May 31, 2004 - $750) for donated rent at $250 per month provided by the President of the Company.


5.   Common Stock
(a) On May 21, 2004, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $5,000.
(b) On August 19 2004, the Company issued 2,400,000 shares of common stock at a price of $0.001 per share for cash proceeds of $2,400.
(c) On December 3, 2004 the Company issued 1,600,000 shares of common stock at a price of $0.01 per share for cash proceeds of $16,000.
(d) On February 8, 2005 the Company issued 12,000 shares of common stock at a price of $0.20 per share for cash proceeds of $2,400.
                                       F-8

6.   Income Taxes

              Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has non-capital losses carried forward totalling $11,400 for US tax purposes, which expire starting in 2024. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the years ended May 31, 2005 and 2004, the valuation allowance established against the deferred tax assets increased by $2,695 and $1,295 respectively.

              The components of the net deferred tax asset at May 31, 2005 and 2004 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

                                              May 31,              May 31,
                                                2005                 2004
                                                 $                    $

Net Operating Loss Carry forwards             11,400                3,700

Statutory Tax Rate                               35%                  35%

Effective Tax Rate                                 -                    -

Deferred Tax Asset                             3,990                1,295

Valuation Allowance                           (3,990)              (1,295)
--------------------------------------------------------------------------------

Net Deferred Tax Asset                             -                    -
--------------------------------------------------------------------------------

                Changes In And Disagreements With Accountants on
                       Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officer and director is indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our director and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)     such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

Securities and Exchange Commission registration fee         $    212.14
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  8,000.00
Legal fees and expenses                                     $  5,000.00
Edgar filing fees                                           $  1,000.00
                                                            -----------
Total                                                       $ 15,212.14
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.



Recent Sales of Unregistered Securities

We completed a total offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on May 24, 2004. The purchasers in the offering were Ezio Montagliani, our president and chief executive officer and Peter Keller, our secretary and treasurer. The total amount received from this offering was $5,000. These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,400,000 shares of our common stock at a price of $0.001 per share to a total of six purchasers on August 19, 2004. The total amount received from this offering was $2,400. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Stewart Meeth                        400,000
          Gayle R. Smith                       400,000
          Doug Edwards                         400,000
          Joe Desmoulin                        400,000
          Danial O'Connor                      400,000
          Sandra MacPherson                    400,000

We completed an offering of 1,600,000 shares of our common stock at a price of $0.01 per share to a total of eight shareholders on September 20, 2004. The total amount received from this offering was $16,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Brenda Camfferman                    200,000
          Dean Camfferman                      200,000
          Lance Lee                            200,000
          Jeff Edwards                         200,000
          Robert Ham                           200,000
          Nancy Darby                          200,000
          Russell Taylor                       200,000
          William C. Kass                      200,000

We completed an offering of 12,000 shares of our common stock at a price of $0.20 per share to a total of 12 shareholders on February 8, 2005. The total amount received from this offering was $2,400. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:


             Name of Shareholder            Number of Shares
          -----------------------          ----------------

          Gordon Toy                            1,000
          Tony Lock                             1,000
          Dennis Toy                            1,000
          Jack Marr                             1,000
          Adam Katz                             1,000
          Lisa Bain                             1,000
          Ray Martin                            1,000
          C. Hugh Maddin                        1,000
          Cambrian Capital Corp.                1,000
          David Parfitt                         1,000
          Nickolas Mah                          1,000
          Cyrus Yan                             1,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.





                              Exhibits
Exhibit
Number    Description

  3.1     Articles of Incorporation
  3.2     Bylaws
  5.1     Legal opinion to be provided prior to effective date
 10.1     Mineral Property Purchase Agreement dated May 14, 2005
 23.1     Consent of Manning Elliott, Chartered Accountants
 99.1     Claims location map

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claims for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on December 16, 2005.
                                            Streamscape Minerals Inc.

                               By:/s/ Ezio Montagliani
                              ------------------------------
                              Ezio Montagliani
                              President, Chief Executive Officer,
                              and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                   CAPACITY IN WHICH SIGNED               DATE

/s/ Ezio Montagliani       President, chief executive        December 16, 2005
-----------------------    officer, and director
Ezio Montagliani


/s/ Peter Keller           Secretary, Treasurer              December 16, 2005
-----------------------    principal accounting officer,
Peter Keller               principal financial officer
                           and director